United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 18, 2011
OXiGENE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21990	13-3679168
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification No.)
incorporation)
701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080
(Address of principal executive offices)
Registrant’s telephone number, including area code: (650) 635-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-4.1
EX-10.1
EX-10.2
EX-10.3
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On January 18, 2011, OXiGENE, Inc. (“OXiGENE” or the “Company”) entered into separate Warrant Exchange Agreements with each of the holders of warrants to purchase shares of common stock, $0.01 par value per share (the “Common Stock”) of the Company issued in March 2010 (the “Warrant Holders”), pursuant to which, at the initial closing (the “Initial Closing”), the Warrant Holders would exchange their outstanding Series A and Series C warrants having “ratchet” price-based anti-dilution protections for (A) an aggregate of 21,938,673 shares of Common Stock and (B) Series E Warrants to purchase an aggregate of 24,452,468 shares of Common Stock. The Series E Warrants are not exercisable for six months, have an exercise price of $0.23 per share (reflecting the market value of the shares of Common Stock as of the close of trading on January 18, 2011, prior to the entry into the Warrant Exchange Agreements), and do not contain any price-based anti-dilution protections. In addition, the Company agreed to seek shareholder approval to issue up to 9,150,892 additional shares of Common Stock to the Warrant Holders in a subsequent closing. In the event such shareholder approval is obtained, the Series E Warrants issued at the Initial Closing shall be exchanged for the additional 9,150,892 shares of Common Stock. The Initial Closing is expected to take place on or about January 21, 2011, subject to the satisfaction of customary closing conditions.
     In connection with the warrant exchange, the Company also entered into voting agreements with each of its directors and executive officers and with Symphony ViDA Holdings LLC, holder of approximately 25% of the outstanding shares of the Company’s Common Stock, pursuant to which directors, officers and Symphony agreed with the Company to vote to approve the issuance of the shares pursuant to the Warrant Exchange Agreements at any shareholder meeting called to approve the transaction. The Company also amended its Stockholder Rights Agreement with American Stock Transfer & Trust Company, LLC (“AST”), dated as of March 24, 2005, as amended as of October 1, 2008, October 14, 2009 and March 10, 2010, in connection with the warrant exchange, to provide that the provisions of the Stockholder Rights Agreement shall not apply to the transactions represented by the Warrant Exchange Agreements.
     The form of Series E Warrant, the form of Warrant Exchange Agreement, the form of Voting Agreement and Amendment No. 4 to Stockholder Rights Agreement are filed as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and such documents are incorporated herein by reference. The foregoing is only a brief description of the material terms of the form of Series E Warrant, the form of Warrant Exchange Agreement, the form of Voting Agreement and Amendment No. 4 to Stockholder Rights Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.
     The warrant exchange was conducted pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(9) of the Securities Act.
Item 3.02 Unregistered Sales of Equity Securities.
     The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description

4.1	Form of Series E Warrant.

10.1	Form of Warrant Exchange Agreement, dated as of January 18, 2011, by and between the Company and each Investor named therein.

10.2	Form of Voting Agreement, dated as of January 18, 2011, by and between the Company and each of its directors, executive officers and Symphony ViDA Holdings LLC.

10.3	Form of Amendment No. 4 to Stockholder Rights Agreement, dated as of January 18, 2011, by and between the Company and AST.

99.1	Press release, dated January 19, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXiGENE, Inc.
Date: January 19, 2011	/s/ James B. Murphy
By: James B. Murphy
Its: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Series E Warrant.

10.1	Form of Warrant Exchange Agreement, dated as of January 18, 2011, by and between the Company and each Investor named therein.

10.2	Form of Voting Agreement, dated as of January 18, 2011, by and between the Company and each of its directors, executive officers and Symphony ViDA Holdings LLC.

10.3	Form of Amendment No. 4 to Stockholder Rights Agreement, dated as of January 18, 2011, by and between the Company and AST.

99.1	Press release, dated January 19, 2011.